UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2023

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2023, Soligenix, Inc. (the “Company”) and its subsidiaries, Soligenix UK Limited, Enteron Pharmaceuticals, Inc., Soligenix BioPharma Canada Incorporated, Soligenix NE B.V., and Soligenix Biopharma HI, Inc., as borrowers (collectively referred to as the “Borrower”), entered into an amendment (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”) dated December 15, 2020 with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P. (collectively, the “Lenders”) and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and Lenders.

The Amendment eliminates any prepayment premium allowing the Borrowers to prepay the outstanding principal amount at any time, plus accrued and unpaid interest, without incurring a prepayment fee, which under the Loan Agreement was 1% of the outstanding principal.  The Amendment also provides that, if the Company raises $5.6 million in gross proceeds by December 31, 2023, the interest-only payment-period end-date will be extended to December 31, 2023, which under the Loan Agreement was January 1, 2023.  The minimum cash covenant, which requires the Borrowers to maintain at all times a certain qualified cash balance and was previously set at $4.5 million, was reduced by the Amendment to $1.5 million. The Amendment also provides that, if the Company raises $10 million in gross proceeds by December 31, 2023, the interest-only period would be extended to June 30, 2024 and the minimum cash balance requirement would be reduced to $0.

As consideration for the Amendment, the Company (a) repaid $5.0 million of the outstanding principal (without incurring a prepayment premium), reducing the remaining outstanding principal amount to $3.0 million, and (b) reduced the conversion price with respect to the remaining principal amount under the Loan Agreement to (i) 90% of the closing price of the Company’s common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares of the Company’s common stock issuable upon conversion and (i) $1.70 with respect to all shares of the Company’s common stock issuable upon conversion in excess of the first 588,599 shares so issued.

None of the other terms of the Loan Agreement were modified in any material respect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the financial obligations of the Company under the Loan Agreement, as amended by the Amendment, is incorporated into this Item 2.03 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement dated as of April 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

April 19, 2023	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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